UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2010

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-13063	81-0422894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 754-2233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 6, 2010, Scientific Games Corporation announced that, pursuant to its previously announced tender offer and consent solicitation, it received tenders and consents from the holders of a total of $107,617,000, or approximately 57.53%, of its outstanding 6.25% Senior Subordinated Notes due 2012 by the expiration of the tender offer, October 5, 2010 at 12:00 midnight, New York City time.  The terms and conditions of the tender offer and consent solicitation are set forth in the Offer to Purchase, dated September 8, 2010, and the related Letter of Transmittal.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is the press release announcing the results of the tender offer.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document Description
99.1	Press Release, dated October 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2010	SCIENTIFIC GAMES CORPORATION

	By:	/s/ Jeffrey S. Lipkin
	Name:	Jeffrey S. Lipkin
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated October 6, 2010.